QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.1

16,000,000 Shares

KINETIC CONCEPTS, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

FORM OF UNDERWRITING AGREEMENT

June    , 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Piper Jaffray & Co.
SG Cowen & Co., LLC
As representatives of the several underwriters
listed on Schedule II hereto

c/o
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
4 World Financial Center
New York, New York 10080

and

  J.P. Morgan Securities Inc.
  277 Park Avenue
  New York, New York 10172

Dear Sirs and Mesdames:

        Certain shareholders of Kinetic Concepts, Inc., a Texas corporation (the "Company"), named in Schedule I hereto (the "Selling Shareholders"), severally propose to sell to the several Underwriters named in Schedule II hereto (the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and J.P. Morgan Securities Inc. ("J.P. Morgan") are acting as representatives (in such capacity, the "Representatives"), an aggregate of 16,000,000 shares of the common stock, par value $0.001 per share, of the Company (the "Firm Shares"), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto.

        Certain of the Selling Shareholders also propose to sell, severally and not jointly, to the several Underwriters not more than an additional 2,400,000 shares of the Company's common stock, par value $0.001 per share, in the aggregate (the "Additional Shares"), in such amounts as set forth opposite their respective names in Schedule I hereto, if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

        1.     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b)   The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c)   The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Texas, has the requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the financial position, earnings, results of operations, stockholders' equity or business affairs of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (d)   Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited liability company, or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the requisite corporate, limited liability company or limited partnership power and authority, as the case may be, to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock, membership interests or partnership interests, as the case may be, of each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for (x) those that arise in connection with the Credit Agreement, dated as of August 11, 2003, among the Company, the several banks and other financial institutions from time to time parties thereto, as amended (the "Lenders"), Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders, Morgan Stanley & Co. Incorporated, as collateral agent for the Lenders, Credit Suisse First Boston, as syndication agent for the Lenders, Wells Fargo Bank, National Association, as issuing bank for the Lenders and JPMorgan Chase Bank, Wells Fargo Bank, National Association and The Bank of Nova Scotia, as documentation agents for the Lenders and (y) those disclosed in the Prospectus. Schedule III hereto sets forth the name and jurisdiction of organization of each subsidiary of the Company.

          (e)   This Agreement has been duly authorized, executed and delivered by the Company.

          (f)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g)   Except as set forth in the next sentence, the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the Closing Date (as defined in Section 5 hereof) have been duly authorized and are validly issued, fully paid and non-assessable. Upon payment of the exercise price for that portion of the Shares to be issued upon exercise of stock options and sold in connection with the Public Offering (as defined below), such Shares will have been duly authorized and validly issued, fully paid and non-assessable.

          (h)   The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary except for such contraventions (other than those of the by-laws or the articles of incorporation of the Company or any of its subsidiaries) as would not reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as (i) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) may be required by the rules and regulations of the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc.

          (i)    None of the Company or its subsidiaries is (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clauses (ii) and (iii), for any default or violation that would not have a Material Adverse Effect.

          (j)    The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

          (k)   There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus provided to prospective purchasers of the Shares, except as would not have a Material Adverse Effect.

          (l)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect or materially affect the power or ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated in this Agreement and the Prospectus.

          (m)  The form of prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act in respect of the Shares, complied or will comply when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (n)   The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (o)   To the knowledge of the Company, Ernst & Young LLP, who certified the financial statements and supporting schedules, if any, included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the regulations thereunder and is a registered public accounting firm within the meaning of Section 102 of the Sarbanes-Oxley Act of 2002.

          (p)   The financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and their results of operations, stockholders' equity and cash flows for the periods shown. Such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the period involved. The financial information contained in the Prospectus under the headings "Prospectus Summary—Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" is derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The other historical financial and statistical information and data included in the Prospectus are, in all material respects, fairly presented.

          (q)   The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, natural resources or relating to the use, handling, storage, transportation, disposal, release or discharge of hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses ("Environmental Permits") and (iii) are in compliance with all terms and conditions of any such Environmental Permit, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (r)   There are no outstanding or ongoing environmental-related obligations, costs or liabilities under any Environmental Laws, and there are no facts or circumstances known to the Company that would reasonably be expected to give rise to such obligations, costs or liabilities in the future (including, without limitation, any capital, operating or remedial expenditures required for investigation, clean-up, closure of the real properties owned or operated by the Company and its subsidiaries or compliance with Environmental Laws or any Environmental Permit or potential liabilities to third parties pursuant to any claims by them against the Company, its subsidiaries, or the real property owned or operated by the Company and its subsidiaries pursuant to Environmental Laws) which would reasonably be expected to have a Material Adverse Effect.

          (s)   Other than (i) that certain Agreement Among Shareholders, dated November 5, 1997, as amended by (A) that certain Waiver and Consent, effective as of September 27, 2002, (B) that certain Joinder and Amendment Agreement, dated as of June 25, 2003, (C) that certain Amendment and Waiver, dated August 11, 2003 and (D) that certain Amendment and Waiver, dated February 17, 2004, (ii) that certain Investors' Rights Agreement, dated August 11, 2003 and (iii) that certain Management Equity Plan effective October 2, 1997 of the Company, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (t)    Subsequent to the respective dates as to which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, other than from its employees or other service providers in connection with the termination of their service, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

          (u)   The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real and personal property which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, defects and imperfections of title except such as are described in the Prospectus or the Registration Statement or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or that would not be reasonably expected to have a Material Adverse Effect.

          (v)   The Company and each of its subsidiaries own or possess adequate rights under all patents, copyrights, trademarks, trade names, service marks and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property Rights") known by the Company to be necessary for the conduct of their respective businesses, except where the failure to possess such rights would not have a Material Adverse Effect. Except as described in the Registration Statement and Prospectus, the Company and its subsidiaries have not received any written notice of any claim of infringement or conflict with any Intellectual Property Rights of others that, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the conduct of business by the Company and each of its subsidiaries does not infringe or conflict with any Intellectual Property Rights of others, except where any such infringement or conflict would not have a Material Adverse Effect.

          (w)  No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have a Material Adverse Effect, other than as described in the Prospectus.

          (x)   The Company and each of its subsidiaries carry, or are covered by, insurance covering their respective properties, operations, personnel and businesses which insurance is in such amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

          (y)   (i) The Company and its subsidiaries possess all material licenses, approvals, certificates, authorizations, consents and permits (collectively, "Government Licenses") issued by the appropriate federal, state or regulatory authorities necessary to conduct their respective businesses, except where the lack of any such Government License would not reasonably be expected to have a Material Adverse Effect; (ii) the Company is in compliance with the terms and conditions of all such Government Licenses, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) all of the Government Licenses are valid and in full force and effect, except where the invalidity of such Government

  Licenses or the failure of such Government Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a Material Adverse Effect.

          (z)   The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

          (aa) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company's principal executive officer and its principal financial officer by others within those entities and is recorded, processed, summarized and reported within the time periods specified for such reports under the Exchange Act, (ii) have been evaluated for effectiveness as of the end of the Company's most recent fiscal quarter and (ii) to the Company's knowledge, are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company's disclosure controls and procedures described above, the Company is not aware of any deficiencies in the design or operation of the Company's disclosure controls and procedures.

          (bb) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended from time to time, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the reportable events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which would have a Material Adverse Effect, each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect, the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability that would have a Material Adverse Effect; and each such pension plan maintained by the Company or its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, in each case, except where any such failure to qualify or loss of qualification would not have a Material Adverse Effect.

          (cc) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977;

  (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) violated or is in violation of any federal, state or foreign law pertaining to health care fraud and abuse, except where such uses, violations or payments, singularly or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

        2.     Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, and only with respect to such Selling Shareholder, represents and warrants to and agrees with each of the Underwriters that:

          (a)   This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (b)   With respect to each of the Selling Shareholders not named in Section 2(f) hereof (the "Qualified Holders"), the Power of Attorney and, as applicable, the Custody Agreement relating to outstanding shares in the form heretofore furnished to the Representatives (the "Power of Attorney" and "Custody Agreement", respectively), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

          (c)   The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, and with respect to the Qualified Holders, the Power of Attorney and, if applicable, the Custody Agreement, will not contravene any provision of applicable law, or the formation documents of such Selling Shareholder (if such Selling Shareholder is not an individual) or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Power of Attorney or the Custody Agreement, if applicable, of such Selling Shareholder, except such as have already been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (d)   Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code (the "New York UCC") in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by applicable law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

          (e)   With respect to the Qualified Holders, (i) certificates for all of the Shares issued and outstanding as of the date hereof to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with American Stock Transfer & Trust Company (in such capacity, the "Custodian") on or prior to the date hereof, with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement, and (ii) if any of the Shares to be sold by such Qualified Holder are to be acquired upon the exercise of stock options, an irrevocable option exercise form relating to the exercise of such stock options has been delivered on or prior to the date hereof to Cox & Smith Incorporated, counsel to the Qualified Holders, with instructions to deliver such exercise form to the Company on the date hereof, along with such holder's Power of Attorney and, if applicable, Custody Agreement and other documents reasonably requested by the Company in order to effect such stock option exercise and the delivery of the Shares to the Underwriters. Upon the Underwriters' acquiring possession of the Shares to be sold by such Selling Shareholder and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has "notice of any adverse claim," within the meaning of Section 8-105 of the New York UCC, to such Shares) will acquire their respective interests in such Shares (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim, as such term is defined in Section 8-102 of the New York UCC.

          (f)    With respect to Fremont Acquisition Company II, L.L.C., Fremont Acquisition Company IIA, L.L.C., Fremont-KCI Co-Investment Company, L.L.C., Fremont-KCI Co-Investment Company II, L.L.C., Fremont Partners III Side-By-Side, L.P., Fremont Partners III, L.P. (collectively, the "Fremont Entities"), Blum Strategic Partners II GmbH & Co. KG, Blum Strategic Partners II, L.P., RCBA-KCI Capital Partners, L.P. and Stinson Capital Partners II, L.P. (all such entities, including the Fremont Entities, collectively, the "Investors"), upon (i) the payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, (ii) delivery of such Shares, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by The Depository Trust Company ("DTC"), (iii) registration of such Shares in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintaining possession of certificates representing such Shares and (iv) DTC indicating by book entries on its books that security entitlements with respect to such Shares have been credited to the Underwriters' securities accounts, the Underwriters will acquire a security entitlement with respect to such Shares and no action based on an adverse claim (as defined in Section 8-102 of the New York UCC) may be asserted against the Underwriters (assuming that (A) the Underwriters are purchasing such Shares without notice of any adverse claim, (B) DTC is a "securities intermediary" as defined in Section 8-102 of the New York UCC and (C) the State of New York is the "security intermediary's jurisdiction" of DTC for purposes of Section 8-110 of the New York UCC).

          (g)   The information provided by such Selling Shareholder to the Company in writing for inclusion in the "Principal and Selling Shareholders" section of the Prospectus is true and correct; it being understood and agreed that the only such information furnished to the Company by such Selling Shareholder consists of the name of such Selling Shareholder, the number of Firm Shares beneficially owned by and to be offered by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding any percentage) which appears under the caption "Principal and Selling Shareholders" in the Prospectus (such information so furnished in writing being hereinafter called, collectively, the "Selling Shareholder Information").

        3.     Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[    ] a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters the Additional Shares in such amount set forth opposite such Selling Shareholder's name in Schedule I hereto, and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters (subject to adjustment to eliminate fractions) and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "Option Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        To induce the Underwriters that may participate in the Public Offering (as defined below) to continue their efforts in connection with the Public Offering, the Company hereby agrees that, without the prior written consent of Merrill Lynch and J.P. Morgan on behalf of the Underwriters, it will not, during the period (the "Lock-up Period") commencing on the date hereof and ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than a registration statement on Form S-8) or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Common Stock or such other securities in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to this Agreement, (b) the issuance of shares of Common Stock upon the exercise of an option or the conversion of a security which is outstanding as of the date hereof, or (c) the issuance of shares of Common Stock or options to purchase shares of Common Stock or other securities pursuant to any employee benefit plan, stock option plan, equity plan or employee stock purchase plan of the Company existing on the date hereof and as described in the Prospectus, including, without limitation, the 2003 Non-Employee Directors Stock Plan, the Management Equity Plan, the 2004 Equity Plan and the 2004 Employee Stock Purchase Plan (collectively the "Plans").

        In the event that the Company, and Merrill Lynch and J.P. Morgan agree in writing to extend the Lock-up Period for an additional period of up to 18 days, the Company shall provide written notice of the same prior to the expiration of the Lock-up Period to each shareholder, officer and director listed in Schedule IV hereto.

        4.     Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable (the "Public Offering"). The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $[            ] a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $[            ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[            ] a share, to any Underwriter or to certain other dealers.

        5.     Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made (i) for Firm Shares to be acquired by a Qualified Holder upon the exercise of stock options, to a bank account designated by the brokerage firm with whom the Company has arranged for employee stock option accounts for such Qualified Holder (the "Broker"), (ii) for Firm Shares owned by Qualified Holders that are issued and outstanding as of the date hereof, to a bank account designated by the Custodian and (iii) in the case of the Investors, to the Company on behalf of such

Investor, in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June [    ], 2004, or at such other time on the same or such other date, not later than June 30, 2004, as shall be designated in writing by the parties hereto. The time and date of such payment are hereinafter referred to as the "Closing Date."

        Payment for any Additional Shares shall be made to a bank account designated by American Stock Transfer & Trust Company, on behalf of such Selling Shareholders, in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than July 31, 2004, as shall be designated in writing by you.

        The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        6.     Conditions to the Underwriters' Obligations. The several obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m. (New York City time) on the date hereof.

        The several obligations of the Underwriters are subject to the following further conditions:

          (a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

    (i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

    (ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus provided to prospective purchasers of the Shares that, in the Representatives' judgment, is material and adverse and that makes it, in the Representatives' judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b)   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect (x) that the representations and warranties of the Company contained in this Agreement (i) that are not qualified by "materiality" or "Material Adverse Effect" are true and correct in all material respects as of the Closing Date and (ii) that are qualified by "materiality" or "Material Adverse Effect" are true and correct as of the Closing Date and (y) that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c)   The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (d)   The Underwriters shall have received on the Closing Date an opinion of Cox & Smith Incorporated, counsel for all of the Qualified Holders except for DLJ Merchant Banking Partners III, L.P., DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V., DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V., DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. (collectively, the "DLJ Entities") dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (e)   The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Fremont Entities, Blum Strategic Partners II, L.P., RCBA-KCI Capital Partners, L.P. and, with respect to certain matters, Stinson Capital Partners, II L.P., dated the Closing Date, to the effect set forth in Exhibit C.

          (f)    The Underwriters shall have received on the Closing Date, an opinion of Morrison & Foerster LLP, special California counsel for Stinson Capital Partners II L.P., dated the Closing Date, to the effect set forth in Exhibit D.

          (g)   The Underwriters shall have received on the Closing Date an opinion of Cox & Smith Incorporated, special Texas counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit E. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (h)   The Underwriters shall have received on the Closing Date an opinion of William H. Quirk, intellectual property counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit F.

          (i)    The Underwriters shall have received on the Closing Date an opinion of Thelen, Reid & Priest, special patent counsel for the Company, dated the Closing Date, with respect to U.S. Patent No. 5,636,643 and U.S. Patent No. 5,645,081 to the effect set forth in Exhibit G. Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (j)    The Underwriters shall have received on the Closing Date an opinion of Hogan & Hartson L.L.P., special FDA counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit H. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (k)   The Underwriters shall have received on the Closing Date an opinion of counsel for each of KCI Medical Canada, Inc., KCI UK Holdings Limited, KCI Medical Limited, KCI Medical Products (UK) Limited (together with KCI UK Holdings Limited and KCI Medical Limited, the "KCI UK Group"), KCI Austria GmbH and KCI Medical Holding GmbH, dated the Closing Date, to the effect set forth in Exhibits I-1 through I-4, respectively. Such opinions shall be rendered to the Underwriters at the request of the respective subsidiary of the Company and shall so state therein.

          (l)    The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, special regulatory counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit J. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (m)  The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the DLJ Entities, dated the Closing Date, to the effect set forth in Exhibit K.

          (n)   The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

          (o)   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than three business days prior to the Closing Date.

          (p)   The "lock-up" agreements, each substantially in the form of Exhibit L hereto between you and the persons listed on Schedule IV hereto, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (q)   You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such customary documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

        7.     Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a)   To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time by the end of the second business day following the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b)   Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c)   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d)   To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e)   To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f)    Prior to the Closing Date, to issue irrevocable instructions to the Company's transfer agent, American Stock Transfer & Trust Company, instructing such transfer agent to deliver to the Broker, in accordance with the Broker's instructions, such number of shares of Common Stock as will be sufficient to satisfy the exercise of stock options by Qualified Holders.

        8.     Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Selling Shareholders' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (iv) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with the offers and sales outside of the United States, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the reasonable and customary costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, reasonable and customary expenses associated with the production of road show slides and graphics, reasonable and customary fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

        9.     Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Shares which are the subject thereof if a Prospectus was required to be delivered under the Securities Act and was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), unless such failure is the result of noncompliance by the Company with Section 7(a) or Section 7(c) hereof.

        (b)   Subject to the provisions of the immediately succeeding sentence, each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Shares which are the subject thereof if a Prospectus was required to be delivered under the Securities Act and was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), unless such failure is the result of noncompliance by the Company with Section 7(a) or Section 7(c) hereof. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall (i) apply only with reference to the Selling Shareholder Information furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto and (ii) be limited to an amount equal to the aggregate net proceeds received by such Selling Shareholder from the sale of the Shares to the Underwriters.

        (c)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

        (d)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Merrill Lynch and J.P. Morgan. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any separate firm for the Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders as agreed among them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

        (e)   To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above, as applicable, but also the relative fault of the indemnifying party on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall (i) apply only with reference to the Selling Shareholder Information furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto and (ii) be limited to an amount equal to the aggregate net proceeds received by such Selling Shareholder from the sale of the Shares to the Underwriters less any indemnity payments made by such Selling Shareholder pursuant to Section 9(b).

        (f)    The Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        (g)   The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        10.   Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company or its subsidiaries shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

        11.   Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        12.   Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        13.   Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        14.   Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,
KINETIC CONCEPTS, INC.
By:
Name:
Title:

The Qualified Holders, acting severally:
By:	Attorney-in-Fact

BLUM STRATEGIC PARTNERS II, L.P.
By:	Blum Strategic GP II, L.L.C.
Its:	General Partner
By:
Name:
Title:
BLUM STRATEGIC PARTNERS II GmbH & Co. KG
By:	Blum Strategic GP II, L.L.C.
Its:	Managing Limited Partner
By:
Name:
Title:
STINSON CAPITAL PARTNERS II, L.P.
By:	Blum Capital Partners, L.P.
Its:	General Partner
	By:	Richard C. Blum & Associates, Inc.
	Its:	General Partner
By:
Name:
Title:
RCBA-KCI CAPITAL PARTNERS, L.P.
By:	Blum Capital Partners, L.P.
Its:	General Partner
	By:	Richard C. Blum & Associates, Inc.
	Its:	General Partner
By:
Name:
Title:

FREMONT-KCI CO-INVESTMENT COMPANY, L.L.C.
By:	FP Advisors, L.L.C.
Its:	Managing Member
By:	Fremont Group, L.L.C.
Its:	Managing Member
By:	Fremont Investors, Inc.
Its:	Manager
By:
Name:
Title:
FREMONT-KCI CO-INVESTMENT COMPANY II, L.L.C.
By:	FP Advisors, L.L.C.
Its:	Managing Member
By:	Fremont Group, L.L.C.
Its:	Managing Member
By:	Fremont Investors, Inc.
Its:	Manager
By:
Name:
Title:
FREMONT ACQUISITION COMPANY II, L.L.C.
By:	Fremont Partners, L.P.
Its:	Member
By:	FP Advisors, L.L.C.
Its:	General Partner
By:	Fremont Group, L.L.C.
Its:	Managing Manager
By:	Fremont Investors, Inc.
Its:	Manager
By:
Name:
Title:

FREMONT ACQUISITION COMPANY IIA, L.L.C.
By:	FP Advisors, L.L.C.
Its:	Manager
By:	Fremont Group, L.L.C.
Its:	Managing Manager
By:	Fremont Investors, Inc.
Its:	Manager
By:
Name:
Title:
FREMONT PARTNERS III, L.P.
By:	FP Advisors III, L.L.C.
Its:	General Partner
By:	Fremont Group, L.L.C.
Its:	Sponsoring Member
By:	Fremont Investors, Inc.
Its:	Manager
By:
Name:
Title:
FREMONT PARTNERS III SIDE-BY-SIDE, L.P.
By:	Fremont Group, L.L.C.
Its:	General Partner
By:	Fremont Investors, Inc.
Its:	Manager
By:
Name:
Title:

Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
J.P. Morgan Securities Inc.

Acting severally on behalf of themselves and the several
       Underwriters named in Schedule II hereto.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:
Name:
Title:
By:	J.P. Morgan Securities Inc.
By:
Name:
Title:

QuickLinks

16,000,000 Shares KINETIC CONCEPTS, INC. COMMON STOCK, PAR VALUE $0.001 PER SHARE FORM OF UNDERWRITING AGREEMENT